EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT



               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of MidSouth Bancorp, Inc. on Form S-8 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of MidSouth Bancorp, Inc. for the year ended December 31, 1996.



               /s/ Deloitte & Touche LLP
               Deloitte & Touche LLP
               New Orleans, Louisiana
               May 22, 1997